Exhibit 3.4

AMENDMENT NO. 2 TO

BYLAWS

OF

GRANDE COMMUNICATIONS HOLDINGS, INC.

The Bylaws of Grande Communications Holdings, Inc. (the “Bylaws”) are hereby amended by deleting the first sentence of Section 4.5 of the Bylaws in its entirety.